                                                                    Exhibit 32.1

                          MICROFINANCIAL, INCORPORATED
                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                 REGARDING QUARTERLY REPORT ON FORM 10-Q FOR THE
                        QUARTER ENDED SEPTEMBER 30, 2004

      Richard F. Latour, President and Chief Executive Officer of
MicroFinancial, Incorporated, (the "Company"), hereby certifies that, to the best of his knowledge, based upon a review of the Quarterly Report on Form 10-Q for the Quarter ended September 30, 2004 (the "Covered Report") and, except as corrected or supplemented in a subsequent covered report:

- the Covered Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

- the information contained in the Covered Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned has signed this Certification as of this November 15, 2004.

                                         /s/ RICHARD F. LATOUR
                                         --------------------------------------
                                         President and Chief Executive Officer